Exhibit 99.1

Fulcrum Therapeutics Announces Discontinuation of Pociredir Program in Sickle Cell Disease and Initiation of Strategic Review

― Decision follows FDA feedback regarding the implications of the secondary malignancies observed with Tazverik® (tazemetostat) and the product’s subsequent global withdrawal on the benefit-risk profile of pociredir in sickle cell disease (SCD) ―

― Company to explore strategic alternatives to maximize stockholder value ―

CAMBRIDGE, Mass., – June 1, 2026 – Fulcrum Therapeutics, Inc.® (Fulcrum) (Nasdaq: FULC), a clinical-stage biopharmaceutical company focused on developing small molecules to improve the lives of patients with rare hematological disorders, today announced the discontinuation of its pociredir program for the treatment of SCD and the initiation of a comprehensive review of strategic alternatives to maximize stockholder value.

On May 28, 2026, Fulcrum received meeting minutes from recent end-of-phase interactions with the FDA. The minutes reflected heightened FDA concerns regarding pociredir's benefit-risk profile in SCD, stemming from an unexpectedly high rate of secondary hematologic malignancies observed with Tazverik® (tazemetostat), another PRC2 inhibitor, which was withdrawn from the global market in March 2026. Fulcrum submitted information to FDA supporting the position that mechanistic differences between EED (pociredir's target) and EZH2 (tazemetostat's target), which perform different biological roles, were relevant to the benefit-risk assessment. FDA considered this position but concluded that any pharmacological intervention targeting the PRC2 complex carries equivalent malignancy risk regardless of the specific subunit engaged. FDA’s position is informed by pociredir's previously disclosed preclinical malignancy observations and left no viable regulatory path forward for further clinical development of pociredir.

“Following a thorough review of regulatory feedback, the totality of available data, and the implications for a viable regulatory path, we have made the very difficult decision to discontinue development of pociredir,” said Alex C. Sapir, Fulcrum’s President and Chief Executive Officer. “While no new safety signals have been observed to date with pociredir, the FDA raised concerns regarding the potential malignancy risk associated with pociredir’s inhibition of the PRC2 complex given the experience with Tazverik that was recently withdrawn from the market. We arrived at this decision after discussion with the FDA, and despite robust elevations in fetal hemoglobin seen with pociredir and the potential for clinical benefit, we do not see a path forward with pociredir. We know the SCD community has faced many disappointments and setbacks related to innovation for this devastating disease, and we are not only humbled but forever grateful to the SCD warriors, investigators, and broader SCD community who have worked tirelessly alongside Fulcrum to evaluate new treatment options for this devastating disease.”

Fulcrum will explore potential strategic alternatives, including, but not limited to, a merger, acquisition, business combination, or other strategic transactions involving the company or its assets. In connection with this review, Fulcrum has initiated efforts to significantly reduce its operating expenses and preserve capital. Fulcrum has not set a timeline for the completion of this review and does not intend to provide further updates unless and until the Board of Directors has approved a course of action, the review process is concluded, or other disclosure is otherwise determined to be appropriate.

As of March 31, 2026, Fulcrum had $333.3 million in cash, cash equivalents, and marketable securities.

About Fulcrum Therapeutics
Fulcrum Therapeutics is a clinical-stage biopharmaceutical company focused on developing small molecules to improve the lives of patients with rare hematological disorders. Fulcrum’s lead clinical program was pociredir, a small molecule designed to increase expression of fetal hemoglobin (HbF) for the treatment of SCD. Fulcrum uses proprietary technology to identify drug targets that can modulate gene expression to treat the known root cause of genetically defined diseases. For more information, visit www.fulcrumtx.com and follow us on X (@FulcrumTx) and LinkedIn.

About Pociredir
Pociredir is an investigational oral small-molecule inhibitor of Embryonic Ectoderm Development (EED) that was discovered using Fulcrum’s proprietary discovery technology. Inhibition of EED leads to potent downregulation of key fetal globin repressors, including BCL11A, thereby causing an increase in HbF. Pociredir was being developed for the treatment of SCD. In the PIONEER Phase 1b clinical trial in people with SCD, pociredir has demonstrated dose-dependent increases in HbF, pan-cellular HbF induction, and improvements in markers of hemolysis and anemia. Across the 12 mg and 20 mg dose cohorts, pociredir has been generally well-tolerated with up to three months of exposure, with no treatment-related serious adverse events reported. Pociredir has been granted

Exhibit 99.1

Fast Track and Orphan Drug Designation from the FDA for the treatment of SCD. To learn more about clinical trials of pociredir please visit ClinicalTrials.gov.

About Sickle Cell Disease
SCD is a genetic disorder of the red blood cells caused by a mutation in the HBB gene. This gene encodes a protein that is a key component of hemoglobin, a protein complex whose function is to transport oxygen in the body. The result of the mutation is less efficient oxygen transport and the formation of red blood cells that have a sickle shape. These sickle shaped cells are much less flexible than healthy cells and can block blood vessels or rupture cells. People with SCD typically suffer from serious clinical consequences, which may include anemia, pain, infections, stroke, heart disease, pulmonary hypertension, kidney failure, liver disease, and reduced life expectancy.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including express or implied statements regarding the effects of the discontinuation of pociredir in SCD; the effects and outcome of the strategic review and ability to maximize stockholder value; the benefit-risk profile of pociredir in the SCD population; the corporate restructuring and ability to reduce operating expenses and preserve capital; among others. All statements, other than statements of historical facts, contained in this press release are forward-looking statements, including express or implied statements regarding Fulcrum’s strategy, future operations, future financial position, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with Fulcrum’s decision to discontinue development of pociredir for SCD; the strategic review process, including identifying and executing one or more transactions that maximize stockholder value; implementing a restructuring and workforce reduction; as well as other more general risks associated with obtaining, maintaining or protecting intellectual property rights related to its product candidates and managing risks associated therewith; and managing expenses; among others. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Fulcrum’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties, and other important factors, in Fulcrum’s most recent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Fulcrum’s views as of the date hereof and should not be relied upon as representing Fulcrum’s views as of any date subsequent to the date hereof. Fulcrum anticipates that subsequent events and developments will cause Fulcrum’s views to change. However, while Fulcrum may elect to update these forward-looking statements at some point in the future, Fulcrum specifically disclaims any obligation to do so.

Contact:

Kevin Gardner

LifeSci Advisors, LLC

kgardner@lifesciadvisors.com

617-283-2856